Exhibit 99.1

FOR IMMEDIATE RELEASE
August 14, 2013

Greektown Superholdings, Inc. Reports Second Quarter 2013 Financial Results

 DETROIT, August 14, 2013 – Greektown Superholdings, Inc. (“Greektown” or the “company”) today reported financial results for its second quarter ended June 30, 2013. Financial highlights for the second quarter include:

•	Net revenues for the three months ended June 30, 2013 were $79.7 million compared to $83.5 million for the same quarter of 2012, a decrease of 4.6%.

•	Income from operations for the second quarter decreased to $7.5 million compared to $9.9 million a year ago.

•	Net loss attributable to Greektown Superholdings, Inc. decreased to $3.3 million compared to $6.3 million a year ago.

•
EBITDA(1) decreased to $14.0 million in the second quarter of 2013 from $18.5 million in the same quarter of 2012. EBITDA for the second quarter of 2013 included approximately $0.9 million of costs related to the company’s ownership transition.

“The continued softness of the Detroit gaming market during the second quarter negatively impacted our financial performance,” said Michael Puggi, Greektown’s president and chief executive officer. “We are focused, however, on driving operational improvements designed to refine our marketing capabilities, to increase the level of service to our guests and enhance the appeal of our property.”

Due to the significance of the ownership interest in Greektown acquired by Athens Acquisition LLC in April 2013, Greektown’s assets and liabilities were revalued based on their fair values at the date Athens acquired a controlling interest in the Company, effective April 1, 2013. Accordingly, a new basis of accounting has been established and, for accounting purposes, the old entity (referred to as the “Predecessor” in the accompanying financial statements) has been terminated and a new entity (referred to as the “Successor”) has been created. In addition, the acquisition by Athens during the second quarter of 2013 resulted in reduced depreciation and amortization expense and other non-operating expenses.

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. Reconciliation of net loss to EBITDA is attached to this release. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the company’s EBITDA may not be comparable to similarly titled measures presented by other companies.

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About Greektown Superholdings, Inc.

Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as Brizola, The Market District, Asteria, The Fringe, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009, and opened a new 900 space valet parking garage in February 2013. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, and there can be no assurance that the expected benefits of our new projects will be realized. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:
Greektown Superholdings, Inc.
John Truscott
517-485-9320
jtruscott@truscottrossman.com

Investor Contact:
Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com

Greektown Superholdings, Inc.
Consolidated Statements of Operations (unaudited)
(In Thousands, except share and per share data)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended March 31,	Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Casino	$85,243	$87,861	$85,613	$183,229
Food and beverage	6,194	5,845	5,939	12,265
Hotel	3,411	3,110	3,070	6,060
Other	1,524	1,361	1,491	2,698
Gross revenues	96,372	98,177	96,113	204,252
Less promotional allowances	16,670	14,646	15,035	28,884
Net revenues	79,702	83,531	81,078	175,368

Operating expenses
Casino	19,027	20,189	19,649	41,430
Gaming taxes	18,388	18,880	18,552	39,444
Food and beverage	4,261	4,007	4,287	8,765
Hotel	2,632	2,493	2,685	5,110
Marketing, advertising, and entertainment	2,262	2,459	2,014	3,794
Facilities	5,158	4,838	5,389	10,107
Depreciation and amortization	6,358	8,548	7,595	17,180
General and administrative expenses	13,060	12,050	12,036	24,390
Ownership transition expenses	896	—	2,964	—
Other	143	166	131	309
Operating expenses	72,185	73,630	75,302	150,529
Income from operations	7,517	9,901	5,776	24,839

Other expense
Interest expense, net	(12,729)	(12,598)	(12,755)	(25,251)
Amortization of finance fees and accretion of premium (discount) on senior notes	2,721	(1,844)	(2,007)	(3,681)
Refinancing expense	(157)	—	(235)	—
Other income (expense)	267	2	(188)	57
Total other expense, net	(9,898)	(14,440)	(15,185)	(28,875)

Loss before provision for income taxes	(2,381)	(4,539)	(9,409)	(4,036)

Income tax expense – current	(74)	(73)	(64)	(146)
Income tax expense – deferred	(1,499)	(1,682)	(1,682)	(3,364)
Net loss	$(3,954)	$(6,294)	$(11,155)	$(7,546)

Net loss attributable to noncontrolling interest	(690)	—	—	—

Net loss attributable to Greektown Superholdings, Inc.	(3,264)	(6,294)	(11,155)	$(7,546)

Loss per share attributable to Greektown Superholdings, Inc.:
Basic	$(44.77)	$(72.49)	$(100.10)	$(110.64)
Diluted	$(44.77)	$(72.49)	$(100.10)	$(110.64)

Weighted average common shares outstanding	168,770	146,028	154,312	145,786
Weighted average common and common equivalent shares outstanding	168,770	146,028	154,312	145,786

Greektown Superholdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	Successor	Predecessor
	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,981	$49,442
Accounts receivable – gaming, net	622	710
Accounts receivable – other, net	1,745	1,397
Inventories	452	458
Prepaid expenses	4,547	3,902
Prepaid Michigan Gaming Control Board annual fee	3,808	9,104
Prepaid municipal service fees	1,229	3,411
Deposits	1,633	1,632
Total current assets	65,017	70,056

Property, building, and equipment, net	343,591	342,417

Other assets:
Financing fees - net of accumulated amortization	—	8,235
Deposits and other assets	30	30
Casino development rights	185,700	117,800
Trade names - net of accumulated amortization	13,965	26,300
Rated player relationships - net of accumulated amortization	17,385	34,500
Goodwill	117,107	110,252

Total assets	$742,795	$709,590
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	11,918	17,503
Accrued interest	25,187	25,125
Accrued expenses and other liabilities	11,448	9,858
Current portion of revolving credit facility	3,000	3,000
Total current liabilities	51,553	55,486

Long-term liabilities:
Other accrued income taxes	9,312	9,165
Leasehold liability	1,899	—
Revolving credit facility, less current portion	11,250	12,000
Senior secured notes - net	409,229	371,843
Obligation under capital lease	4,757	2,472
Deferred income taxes	38,193	16,821
Total long-term liabilities	474,640	412,301

Total liabilities	526,193	467,787

Shareholders' equity:
Series A-1 preferred stock at $0.01 par value;
1,688,268 shares authorized, 1,463,535 shares issued and outstanding at June 30, 2013 and December 31, 2012	131,718	185,396
Series A-2 preferred stock at $0.01 par value;
645,065 shares authorized, 162,255 shares issued and outstanding at June 30, 2013 and December 31, 2012	14,603	20,551
Series A-1 preferred warrants at $0.01 par value;
202,511 shares issued and outstanding at June 30, 2013 and December 31, 2012	18,226	25,651
Series A-2 preferred warrants at $0.01 par value;
460,587 shares issued and outstanding at June 30, 2013 and December 31, 2012	41,453	58,342
Series A-1 common stock at $0.01 par value;
4,354,935 shares authorized, 168,770 and 152,054 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1	1
Series A-2 common stock at $0.01 par value; 645,065 shares authorized, no shares issued	—	—
Additional paid-in capital	10,275	14,429
Accumulated deficit	(3,264)	(62,567)
Total Greektown Superholdings, Inc. shareholders' equity	213,012	241,803
Noncontrolling interest	3,590	—
Total shareholders' equity	216,602	241,803
Total liabilities and shareholders' equity	$742,795	$709,590

Greektown Superholdings, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In Thousands)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended March 31,	Six Months Ended June 30,
	2013	2013	2012
Operating activities
Net loss	$(3,954)	$(11,155)	$(7,546)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,358	7,595	17,180
Amortization of finance fees and accretion of (premium) discount on senior notes	(2,721)	2,007	3,681
Deferred income taxes	1,499	1,682	3,364
Stock based compensation	871	198	323
Changes in current assets and liabilities:
Accounts receivable - gaming	(2)	90	39
Accounts receivable - other	(83)	(265)	47
Inventories	(15)	21	45
Prepaid expenses	5,367	1,465	6,902
Accounts payable	(2,782)	(2,803)	(2,712)
Accrued interest	12,509	(12,447)	19
Accrued expenses and other liabilities	(2,819)	10,106	945
Net cash provided by (used in) operating activities	14,228	(3,506)	22,287

Investing activities
Capital expenditures	(904)	(7,529)	(14,496)
Net cash used in investing activities	(904)	(7,529)	(14,496)

Financing activities
Payments on revolving credit facility	(750)	—	—
Financing fees paid	—	—	(108)
Net cash used in financing activities	(750)	—	(108)

Net increase (decrease) in cash and cash equivalents	12,574	(11,035)	7,683
Cash and cash equivalents at beginning of period	38,407	49,442	50,754
Cash and cash equivalents at end of period	$50,981	$38,407	$58,437

Greektown Superholdings, Inc.
Reconciliation of Net Loss to EBITDA (1)
(In thousands)

	Successor	Predecessor
	Three months ended June 30,	Three Months Ended June 30,	Three months ended March 31,	Six months ended June 30,
	2013	2012	2013	2012
Net loss	$(3,954)	$(6,294)	$(11,155)	$(7,546)
Interest expense	10,008	14,442	14,762	28,932
Income tax expense	1,573	1,755	1,746	3,510
Depreciation and amortization	6,358	8,548	7,595	17,180
EBITDA (1)	$13,985	$18,451	$12,948	$42,076

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.